UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2004

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11834 (Commission File Number)	62-1598430 (IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 755-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

As part of the press release furnished as Exhibit 99.1 hereto, UnumProvident Corporation announced its expectation to raise approximately $300 million of additional capital through the sale of adjustable rate conversion units to institutional investors in a private placement. Such announcement was provided in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Act”). Pursuant to the requirements of Rule 135c under the Act, paragraph 7 of the press release, and only such paragraph, is deemed filed and incorporated by reference into this Item 5.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release of UnumProvident Corporation, dated May 5, 2004.

99.2	Statistical Supplement of UnumProvident Corporation for the quarter ended March 31, 2004.

Item 12.	Results of Operations and Financial Condition.

On May 5, 2004, UnumProvident Corporation issued a press release reporting its results for the quarter ended March 31, 2004 and certain other matters, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Also on May 5, 2004, UnumProvident Corporation, released its Statistical Supplement relating to its financial results for the quarter ended March 31, 2004. A copy of the Statistical Supplement is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this Item 12, including Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibits[s] be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UnumProvident Corporation (Registrant)

Date: May 5, 2004.	By:	/s/ F. Dean Copeland

F. Dean Copeland Senior Executive Vice President, General Counsel and Chief Administrative Officer

INDEX TO EXHIBITS

EXHIBIT

99.1	Press release of UnumProvident Corporation, dated May 5, 2004.

99.2	Statistical Supplement of UnumProvident Corporation for the quarter ended March 31, 2004.